EXHIBIT 10.17

Abitibi-Consolidated Inc. 1155, Metcalfe Street, Suite 800 Montréal, Québec, Canada H3B 5H2 Tel. 514-875-2160 Fax. 514-394-2213

Postal address:
December 11, 2006	Post office Box 69 Montréal, Québec, Canada H3C 2R5
Mr. Yves Laflamme
Senior Vice President, Woodlands & Sawmills
Abitibi-Consolidated inc.
Montreal
Subject:   Severance Compensation Agreement (SCA)
Yves:
At its regular meeting held October 24, 2006, the Board of Directors approved your eligibility to the SCA applicable in case of a change of control, as for other Executives.
Nevertheless, the Board requested that a study be undertaken to verify if the SCA’s provisions were aligned with the current market and that a recommendation for amendments be proposed, if applicable. Accordingly, even if your eligibility to the current SCA has been approved, it should be understood that any amendments resulting from the market study, duly approved by the Board of Directors, would amend the current provisions of your SCA.

Sincerely,
/s/ John W. Weaver
John W. Weaver
President and Chief Executive Officer

c.c.	J. Vachon V. Camiré
JWW/jl
Encl.
Letter YLaflamme SCA Dec 2006